UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2019, Cedar Realty Trust, Inc. (the “Company”) and Cedar Realty Trust Partnership, L.P., the Company’s operating partnership (the “OP”), entered into an amended and restated employment agreement (the “Employment Agreement”) with Philip R. Mays, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, pursuant to which Mr. Mays will continue to serve as the Executive Vice President, Chief Financial Officer and Treasurer of both the Company and the OP.

The Employment Agreement provides for a base salary at the rate of $400,000 per annum, subject to annual review and increase in the discretion of the Board of Directors of the Company (the “Board”). Mr. Mays will continue to participate in the Company’s annual bonus plan for senior executive officers with a target annual bonus equal to 95% of base salary. Mr. Mays will also be entitled to continue to participate in the Company’s long-term incentive compensation plan. The payment of any bonus or payment of any long-term equity incentive award is within the discretion of, and subject to the requirements established by, the Board, based on recommendations of the Compensation Committee of the Board.

In addition, the Employment Agreement provides that Mr. Mays will be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by Mr. Mays on behalf of the Company or the OP in the course of his duties and a monthly automobile allowance.

The Employment Agreement provides that Mr. Mays and his family will be entitled to participate in, and receive benefits from, any insurance, medical, disability, or other employee benefit plan of the Company, the OP or any of their subsidiaries on a basis comparable to other senior executives.

If Mr. Mays’ employment with the Company or the OP is terminated for any reason, the Employment Agreement provides that Mr. Mays (or his authorized representative or estate) will be entitled to receive (i) payment of any base salary earned through the date of termination, unpaid expense reimbursements and accrued unused vacation; and (ii) any vested benefits Mr. Mays may have under any employee benefit or compensation plan of the Company or the OP through the date of termination, which vested benefits are required to be paid and/or provided in accordance with the terms of such employee benefit or compensation plans.

In addition, if Mr. Mays’ employment is terminated by the Company without cause or by Mr. Mays for good reason, the Employment Agreement provides that, subject to his execution of a general release, he will be entitled to receive a lump sum cash payment equal to 150% (250% if terminated within 90 days prior to or 12 months following a Change-in-Control (as defined in the Employment Agreement)) of the sum of his annual base salary at the rate applicable on the date of termination and his target annual bonus for the year of termination, exclusive of any long-term incentive stock awards.

In addition, pursuant to the terms of the Employment Agreement, if Mr. Mays’ employment is terminated by the Company without cause or by Mr. Mays for good reason, or by reason of death or disability, the Company is required to provide Mr. Mays with (i) disability, accident and health insurance substantially similar to those insurance benefits that Mr. Mays was receiving immediately prior to the date of termination for 12 months (24 months if terminated within 90 days prior to or 12 months following a Change-in-Control) following the date of termination or a cash payment in lieu thereof (reduced to the extent comparable benefits are actually received by Mr. Mays during such period) and (ii) accelerated vesting of any options, restricted common stock, and any other awards granted to Mr. Mays under any employee benefit plan that have vested. In addition, if Mr. Mays’s employment is terminated by reason of death or disability, the Employment Agreement provides that he will be entitled to receive a lump sum payment equal to his annual base salary at the rate applicable on the date of termination. Any amounts payable in the event of death or disability will be reduced by the amounts payable under any life or disability insurance policy sponsored by the Company and/or the OP.

The Employment Agreement provides that for a period of one year following the date of the termination of Mr. Mays’ employment, he is prohibited, without the prior written consent of the Company, from working on or participating in the acquisition, leasing, financing, pre-development or development of any project or property which was considered by the Company or the OP or any of their respective affiliates for acquisition, leasing, financing, pre-development or development at any time during his employment. The Employment Agreement also contains non-solicitation provisions that apply during his employment and for one year after the termination of Mr. Mays’ employment.

The Employment Agreement, which is effective as of June 6, 2018, is “at-will,” meaning that, subject to the terms of the agreement, Mr. Mays’ employment may be terminated by the Company, the OP or Mr. Mays at any time and for any reason.

In connection with Mr. Mays entering into the Employment Agreement, on January 2, 2019 (the “Grant Date”), Mr. Mays was granted a retention bonus in the form of a long-term incentive compensation award of $400,000 of restricted common stock of the Company, which will vest in full on the 5th anniversary of the Grant Date, subject to Mr. Mays’ remaining continuously employed by the Company through such date.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Cedar Realty Trust, Inc., Cedar Realty Trust Partnership, L.P. and Philip R. Mays, dated as of January 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2019

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and Chief Executive Officer

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